                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 Current Report


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 15, 2002



                             BRANDYWINE REALTY TRUST
             (Exact name of registrant as specified in its charter)





              MARYLAND                     1-9106              23-2413352
    (State or Other Jurisdiction         (Commission        (I.R.S. Employer
          of Incorporation)             file number)      Identification Number)



             401 Plymouth Road, Plymouth Meeting, Pennsylvania 19462
                    (Address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)

                                Page 1 of 3 pages

Item 5.  Other Events.

                  1. The Company is filing a description of the material U.S. federal income tax consequences relating to the taxation of the Company as a REIT and the ownership and disposition of the Company's common shares. This description replaces and supersedes prior descriptions of the material federal income tax treatment of the Company and its shareholders to the extent that they are inconsistent with the description contained in this Form 8-K. The description of material U.S. federal income tax consequences includes forward-looking statements. These forward-looking statements are identified by using words such as "anticipate", "believe", "intend", "may be" and "will be" and similar words or phrases, or the negative thereof. Important factors that could cause actual results to differ materially from those reflected in such forward-looking statements include, among others, the factors discussed in the risk factors included in the Company's Form 10-K for the year ended December 31, 2001. For all forward-looking statements contained herein, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                  2. The Company is attaching as exhibits to this Form 8-K the form of Restricted Share Award provided to Christopher P. Marr and the form of Severance Agreement executed with Mr. Marr. As previously reported, Mr. Marr became the Company's Senior Vice President and Chief Financial Officer on August 15, 2002.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

                           10.74  Restricted Share Award for Christopher P. Marr

                           10.75  Severance Agreement for Christopher P. Marr

                           99.1   Material Federal Income Tax Consequences

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                BRANDYWINE REALTY TRUST


                                By: /s/ Gerard H. Sweeney
                                    --------------------------------------------
                                    Title: President and Chief Executive Officer

Date: August 27, 2002









                                       -3-